EXHIBIT 10.23

AMENDMENT NO. 1 TO AGREEMENT
FOR THE PURCHASE OF ALL OF THE
SHARES OF CAPITAL STOCK OF
H&M PRECISION PRODUCTS, INC.

THIS AMENDMENT NO. 1 (the “Amendment”), to the Agreement For The Purchase Of Shares Of Capital Stock Of H&M Precision Products, Inc., by and between  H&M Precision Products, Inc., Inc., a New Mexico corporation (“H&M”), the security holders of H&M (the “Sellers”), GeoBio Energy, Inc., a publicly traded Colorado corporation (“GeoBio”), executed on or around March 26, 2010 (the “Agreement”), entered into this _____day of April 2010, amends the Agreement as follows (the “Amendment”):

WHEREAS, the Parties now wish to amend the Agreement to change the Closing Date and the timing of the Cash Deposit payment, as set forth herein; and

WHEREAS, all capitalized terms set forth herein retain their meaning as set forth in the Agreement, unless otherwise defined herein;

WHEREAS, except as set forth herein, all other terms to the Agreement shall remain in full force and effect;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, it is hereby covenanted and agreed to by the Parties as follows:

1.	Section 1.05 of the Agreement is deleted in its entirety, and replaced with the following language:

"1.05           Date of Closing.  The Closing will take place on or before July 1, 2010 (the “Closing Date”), under the terms described in Article IV of this Agreement at the Val R. Jolley, P.C. Law Office, 4801 N. Butler, Suite 4000, Farmington, New Mexico 87401.  Prior to the Closing Date, GeoBio shall have the exclusive right to purchase H&M.

2.	Section 1.06 of the Agreement is deleted in its entirety and replaced with the following language:

"1.06           Initial Payment of Purchase Price and Additional Expenses.  GeoBio agrees to provide the following down payment on the Purchase Price plus up front reimbursement for certain expenses, as a good faith indication of its intent to complete the Closing on or prior to July 1, 2010:

(a)
A nonrefundable cash deposit of One hundred seventy-five U.S. Dollars ($175,000.00)(the “Cash Deposit”) toward  the Cash Consideration portion of the Purchase Price, to be delivered to the Trust Account of Val R Jolley, PC, on or prior to April 30, 2010, which Cash Deposit shall be either (a) credited against  payment of the Cash Consideration, as defined in Section 1.01 of the Agreement, at Closing or (b) forfeited to H&M, if and only if GeoBio fails to meet all Closing conditions; and

(b)	GeoBio’s provision of a Ten thousand U.S. Dollars ($10,000.00) cash payment to the Trust Account of Val R Jolley, PC, which Mr. Jolley shall transfer to Ken Shields for accounting services.

3.	Section 4.01 of the Agreement is deleted in its entirety and replaced with the following language:

“4.01           Closing.  The Closing of the transaction will occur not later than July 1, 2010, at 4:00 pm PST, at the Val R. Jolley, P.C. Law Offices, 4801 N. Butler, Suite 4000, Farmington, New Mexico 87401 at which time the Original Documents and all corporate records of H&M have been approved by GeoBio and received by the Escrow Agent, and the Purchase Price has been delivered (the “Closing”) to the Escrow Agent.  The parties acknowledge that the Closing is conditioned upon the Purchaser having received the Financing required to fund the Cash Consideration, as set forth in Section 1.01(a) of this Agreement.

4.	Except as set forth herein, all other terms to the Agreement shall remain in full force and effect.

5.
This Amendment to the Merger Agreement, and the Agreement itself, set forth the entire understanding and agreement of the parties, and supersedes any and all prior contemporaneous oral or written agreements or understandings between the parties as to the subject matter of this Amendment.  This Amendment shall be governed by the laws of the State of New Mexico.

6.	This Amendment may be executed by facsimile and in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Amendment on the date set forth above:

H&M PRECISION PRODUCTS, INC.

THE SELLERS

/s/ Albert Rich
By: Albert Rich
Its: President

/e/ Elizabeth Rich
By:  Elizabeth Rich
Its:  Vice-President, Secretary and Treasurer

SHAREHOLDERS:

/s/ Albert Rich
Albert Rich

/s/ Elizabeth Rich
Elizabeth Rich

GEOBIO ENERGY, INC.

/s/ Lance Miyatovich
By: Lance Miyatovich
Its: Chief Executive Officer, Chairman